UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 3, 2005

SUMTOTAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50640	42-1607228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1808 North Shoreline Boulevard

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 934-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 3, 2005, SumTotal Systems, Inc. (“SumTotal Systems”) and certain of its subsidiaries, as guarantors thereunder, entered into a $22.5 million Senior Secured Credit Facility with Wells Fargo Foothill, Inc. to finance the acquisition of Pathlore Software Corporation, provide for ongoing working capital needs and to provide for other general corporate purposes. This facility, with an initial interest rate of LIBOR plus 3.5%, includes a term loan of $17.5 million that is repayable in quarterly installments over a four year term and a revolver of $5.0 million. The loan is secured by SumTotal’s property and assets and is subject to the certain financial covenants.

The foregoing summary is qualified in its entirety by reference to the credit agreement, a copy of which is filed as Exhibit 10.12 to this report.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Pursuant to the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated September 19, 2005 and amended on September 29, 2005, by and among SumTotal Systems, Pathlore Software Corporation, a Delaware corporation (“Pathlore”), Galaxy Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of SumTotal Systems (“Sub”), James Collis as Stockholder Representative and U.S. Bank National Association as Escrow Agent, on October 3, 2005, SumTotal Systems completed its acquisition of Pathlore (the “Merger”), for a total consideration consisting of 4.0 million shares of SumTotal common stock and approximately $29.3 million in cash. SumTotal Systems announced the completion of the merger in a press release dated October 4, 2005, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which was previously filed with SumTotal Systems’ Current Report on Form 8-K filed with the SEC on September 23, 2005 and is incorporated herein by reference as Exhibit 2.1 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 4, 2005, SumTotal Systems borrowed approximately $17.5 million under revolving loan commitments pursuant to the Credit Agreement. The information provided in Item 1.01 is incorporated by reference herein.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Pursuant to the Merger Agreement, upon completion of the Merger, effective October 3, 2005, SumTotal Systems named Stephen D. Thomas to the SumTotal Systems board of directors. Prior to the merger, Mr. Thomas served as the Chairman, Chief Executive Officer and President of Pathlore. Mr. Thomas will not serve on any of the committees of the SumTotal Systems board of directors. In connection with the Merger, and pursuant to a change in control agreement with SumTotal Systems, Mr. Thomas will receive a change in control severance payment of approximately $1.2 million and continuation of benefits for three years.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(c)	Exhibits

2.1	Amendment Number One, dated September 29, 2005, to the Amended and Restated Agreement and Plan of Merger, dated as of September 19, 2005, by and among SumTotal Systems, Inc., Galaxy Acquisition Corporation and Pathlore Software Corporation. (The Amended and Restated Agreement and Plan of Merger, dated September 19, 2005 is incorporated herein by reference to Exhibit 2.1 of SumTotal Systems’ Current Report on Form 8-K filed on September 23, 2005.)

10.12	Credit Facility Agreement

99.1	Press Release, dated October 4, 2005, announcing completion of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SumTotal Systems, Inc.

By:	/s/ Erika Rottenberg
Erika Rottenberg Senior Vice President, General Counsel and Secretary

Date: October 5, 2005

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amendment Number One, dated September 29, 2005, to the Amended and Restated Agreement and Plan of Merger, dated as of September 19, 2005, by and among SumTotal Systems, Inc., Galaxy Acquisition Corporation and Pathlore Software Corporation. (The Amended and Restated Agreement and Plan of Merger, dated September 19, 2005 is incorporated herein by reference to Exhibit 2.1 of SumTotal Systems’ Current Report on Form 8-K filed on September 23, 2005.)

10.12	Credit Facility Agreements

99.1	Press Release, dated October 4, 2005, announcing completion of the Merger.